Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 10, 2021, with respect to the consolidated financial statements of Simplificare Inc. included in the Registration Statement (Form S-1) and related Prospectus of Flywire Corporation for the registration of its common stock.

/s/ Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Tel-Aviv, Israel

May 18, 2021